CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 1998 appearing in ENSCO International Incorporated's Form 10-K for the year ended December 31, 1997.



/s/  PricewaterhouseCoopers LLP
---------------------------------
     PricewaterhouseCoopers LLP
     Dallas, Texas
     July 7, 1998